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                   [LETTERHEAD OF MORGAN, LEWIS & BOCKIUS LLP]



November 19, 2001


AmeriGas Partners, L.P.
460 North Gulph Road
King of Prussia, PA 19406


Re: Registration Statement on Form S-3 for Common Units
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Ladies and Gentlemen:

     We have acted as counsel to AmeriGas Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the filing with the Securities and Exchange Commission (the "SEC"), pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder, of a Registration Statement on Form S-3 (the "Registration Statement"). The Registration Statement relates to the offering, as set forth in the Registration Statement, the form of prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"), of 6,700,000 common units (the "Common Units") by the Partnership and 2,356,953 common units by the offering unitholder. All capitalized terms that are not defined herein shall have the meanings assigned to them in the Registration Statement.

     We have participated in the preparation of the Registration Statement and Prospectus, and we have examined (1) the Partnership's Certificate of Limited Partnership, as amended to date; (2) the Partnership's Second Amended and Restated Agreement of Limited Partnership, as amended to date; and (3) such other documents, records, statutes and decisions as we have deemed necessary or appropriate for the purposes of the opinion expressed herein. As to matters of fact, we have relied on representations of officers and representatives of the Partnership. In our examination, we have assumed (i) the genuineness of documents submitted to us as originals; (ii) the conformity with the original of all documents submitted to us as copies thereof; (iii) that each document submitted to us is accurate and complete; and (iv) that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

     Based upon the foregoing, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act; and

     2. When (a) the Partnership has taken all necessary action to approve the issuance of the Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of any applicable definitive



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purchase, underwriting or other agreement approved by the Partnership upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be duly authorized and validly issued and, on the assumption that the acquirer of such Common Units is not also a general partner of the Partnership and does not participate in the control of the Partnership's business, such Common Units will be fully paid and non-assessable, except as such non-assessability may be affected by 17-607 of the Delaware Revised Uniform Limited Partnership Act.

     For the purposes of the opinions expressed above, we have assumed that (1) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; (2) a Prospectus Supplement will have been prepared and filed with the SEC describing the Common Units offered thereby and will comply with all applicable laws; and (3) all Common Units will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement.

     This opinion is limited in all respects to the federal laws of the United States and the Delaware Revised Uniform Limited Partnership Act.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to the use of our name under the caption "Legal Opinion" in the Prospectus. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the SEC thereunder.


Very truly yours,

/s/ Morgan, Lewis & Bockius LLP